UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2015
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed on October 24, 2014 ("October 2014 Form 8-K"), on October 24, 2014, Idaho Power Company ("Idaho Power") and PacifiCorp executed a Joint Ownership and Operating Agreement ("Joint Operating Agreement") applicable to certain transmission-related equipment proposed to be exchanged by Idaho Power and PacifiCorp. A copy of the Joint Operating Agreement was filed as Exhibit 10.1 to the October 2014 Form 8-K. As previously reported, the proposed exchange was pursuant to the terms of a Joint Purchase and Sale Agreement, also dated October 24, 2014, between Idaho Power and PacifiCorp, under which Idaho Power agreed to transfer to PacifiCorp full or undivided joint ownership interests in specified transmission-related equipment with an estimated year-end 2014 net book value of approximately $43 million, and PacifiCorp agreed to transfer to Idaho Power full or undivided joint ownership interests in specified transmission-related equipment with an estimated year-end 2014 net book value of approximately $43 million. Closing of the transaction and effectiveness of the Joint Operating Agreement was subject to a number of conditions, including regulatory approvals.

On October 30, 2015, the proposed exchange of transmission-related assets between Idaho Power and PacifiCorp, and the Joint Operating Agreement, became effective. Also on that date, the Amended and Restated Agreement for the Operation of the Jim Bridger Project and the Amended and Restated Agreement for the Ownership of the Jim Bridger Project, each between Idaho Power and PacifiCorp and dated December 11, 2014, which were filed as Exhibit 10.4 and 10.5, respectively, to IDACORP, Inc.'s and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2014 ("2014 Form 10-K"), became effective and superseded the agreements filed as Exhibit 10.1 and 10.2 to the 2014 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: October 30, 2015
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer